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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under 14a-12

                             MAYOR'S JEWELERS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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Mayor's Jewelers, Inc. filed a preliminary proxy statement with the United
States Securities and Exchange Commission (the "SEC") on March 30, 2001 in connection with its 2001 annual meeting of stockholders. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of Mayor's shareholders for the 2001 annual meeting and, their interests in the solicitations, are set forth in the preliminary proxy statement. Mayor's will be filing a definitive proxy statement and other relevant documents. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and other related documents filed by Mayor's at the SEC's website at www.sec.gov or at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. When available, the definitive proxy statement and the other documents may also be obtained from Mayor's by contacting Mayor's Jewelers, Inc. Attention: Richard Bowers, 14051 Northwest 14th Street, Sunrise, FL 33323.

                        * * * * * * * * * * * * * * * * *


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               MAYOR'S JEWELERS, INC. DIRECTS TM CAPITAL CORP. TO
                          PURSUE STRATEGIC ALTERNATIVES

          SUNRISE, FL-- April 23, 2001--Mayor's Jewelers, Inc. (AMEX: MYR), which operates 35 luxury jewelry stores in Florida, Georgia, Illinois, Virginia, Texas, California, Nevada and Michigan, announced today that the Company has directed TM Capital Corp., a New York based investment bank, to pursue strategic alternatives necessary to enhance stockholder value, including a sale of Mayor's business to another entity, a merger, or a consolidation of Mayor's with another entity.

               Greg Robertson, President of TM Capital, said, "Mayor's has established itself as a unique platform within the luxury retail industry. We look forward to helping the Company take advantage of its opportunities."

               Isaac Arguetty, Chairman and Chief Executive Officer of Mayor's Jewelers, Inc., said, "We believe that Mayor's is poised for greatness, and that we have all the resources to achieve our business strategy. We recognize, however, that this is an appropriate time to explore opportunities to maximize shareholder value, and we are committed to this goal."

CONTACT: Mayor's Jewelers, Inc., Sunrise, Florida
                 David Boudreau, 954/846-2707
                 Investor Relations e-mail:  DBOUDREAU@MAYORS.COM
                 Commercial website:         WWW.MAYORS.COM

                  THIS RELEASE, WRITTEN REPORTS AND ORAL STATEMENTS MADE FROM TIME TO TIME BY THE COMPANY CONTAIN FORWARD-LOOKING STATEMENTS WHICH CAN BE IDENTIFIED BY THEIR USE OF WORDS LIKE "PLANS," "EXPECTS," "BELIEVES," "WILL," "ANTICIPATES," "INTENDS," "PROJECTS," "ESTIMATES," "COULD," "WOULD," "MAY," "PLANNED," "GOAL," AND OTHER WORDS OF SIMILAR MEANING. ALL STATEMENTS THAT ADDRESS EXPECTATIONS, POSSIBILITIES OR PROJECTIONS ABOUT THE FUTURE, INCLUDING WITHOUT LIMITATION STATEMENTS ABOUT THE COMPANY'S STRATEGY FOR GROWTH, EXPANSION PLANS, SOURCES OR ADEQUACY OF CAPITAL, EXPENDITURES AND FINANCIAL RESULTS ARE FORWARD-LOOKING STATEMENTS.

               ONE MUST CAREFULLY CONSIDER SUCH STATEMENTS AND UNDERSTAND THAT MANY FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS, SUCH AS INACCURATE ASSUMPTIONS AND OTHER RISKS AND UNCERTAINTIES, SOME KNOWN AND SOME UNKNOWN. NO FORWARD-LOOKING STATEMENT IS GUARANTEED AND ACTUAL RESULTS MAY VARY MATERIALLY. SUCH STATEMENTS ARE MADE AS OF THE DATE PROVIDED, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE DEVELOPMENTS OR CIRCUMSTANCES.

               FOR FURTHER INFORMATION REGARDING THESE AND OTHER RISKS AND UNCERTAINTIES, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION FORM'S 10-K AND 10-Q.